SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 14, 2003

Natus Medical Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-33001	77-0154833
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Industrial Road, San Carlos, California 94070

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:	(650) 802-0400

Not applicable

(Former name or former address, if changed since last report)

ITEM 4.    CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On October 14, 2003, the Registrant appointed BDO Seidman, LLP as its independent accountants. The Audit Committee of the Registrant recommended the appointment.

The Registrant has not consulted with BDO Seidman, LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K during the Registrant’s two most recent fiscal years and the subsequent interim period through October 14, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED

Dated:	October 20, 2003	By:	/s/ STEVEN J. MURPHY

Steven J. Murphy Vice President, Finance and Principal Accounting Officer